UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015 (July 5, 2015)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer

On July 6, 2015, Axiall Corporation (the “Company”) announced that, at the direction of the Company’s Board of Directors (the “Board”), Paul D. Carrico retired from his current position as the Company’s President and Chief Executive Officer and resigned from his position as a member of the Board, effective July 5, 2015.

Mr. Carrico’s departure from the Company will constitute a retirement for purposes of the Company’s compensation arrangements and benefit plans, resulting in the vesting of certain outstanding equity awards, except that it will be treated as a qualifying termination entitling him to severance under the Company’s executive officer and key employee severance plan (the “Severance Plan”). In connection with his departure, the Company entered into a separation and release agreement (the “Separation Agreement”) with Mr. Carrico confirming these arrangements and providing, among other things, that he will be entitled to receive a special bonus of $500,000 in recognition of his efforts in support of the Company’s transformation plan, including the recently announced joint venture with Lotte Chemical USA Corporation (“Lotte”). The Separation Agreement contains customary releases in connection with his departure.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Severance Plan has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013, which Severance Plan is incorporated herein by reference.

Appointment of Principal Executive Officer

The Board has an active search process underway to select the next Chief Executive Officer.  During the transition period, Timothy Mann, Jr., Executive Vice President, General Counsel and Secretary, will serve as the Company’s interim President and Chief Executive Officer.  Mr. Mann will also continue to serve as General Counsel and Corporate Secretary until his successor for these roles is identified.

Prior to his appointment as interim President and Chief Executive Officer, Mr. Mann, 49, served as Executive Vice President of the Company responsible for strategy, as well as General Counsel and Secretary. In this role, he led the Company’s team that designed and negotiated the joint venture with Lotte to build an ethane cracker in Louisiana. For more than five years prior to joining the Company, he was a partner at the international law firm, Jones Day, where his practice focused primarily on public and private merger and acquisition activities and corporate governance, including executive compensation and general corporate counseling.  Prior to his time at Jones Day, Mr. Mann also served as Chief Executive Officer of Acsys, Inc., a publicly traded business services company that he led from its founding through initial public offering and to a successful sale to a strategic acquirer.

The press release issued by the Company on July 6, 2015 announcing Mr. Carrico’s departure and Mr. Mann’s appointment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

10.1	Separation and Release Agreement, dated as of July 5, 2015, by and between Axiall Corporation and Paul D. Carrico.

99.1	Press release, dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Chief Financial Officer

Date: July 6, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation and Release Agreement, dated as of July 5, 2015, by and between Axiall Corporation and Paul D. Carrico.

99.1	Press release, dated July 6, 2015.